PHOTRONICS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	August 2,	August 3,	August 2,	August 3,
	2015	2014	2015	2014
Net sales	$131,699	$124,852	$382,513	$331,276
Costs and expenses:
Cost of sales	(94,456)	(96,202)	(283,991)	(257,554)
Selling, general and administrative	(12,430)	(12,394)	(36,795)	(38,092)
Research and development	(6,253)	(5,199)	(16,743)	(16,111)
Operating income	18,560	11,057	44,984	19,519
Gain on acquisition	-	-	-	16,372
Other income (expense), net	240	(1,168)	(2,500)	(3,264)
Income before income taxes	18,800	9,889	42,484	32,627
Income tax provision	(3,390)	(2,545)	(7,775)	(7,291)
Net income	15,410	7,344	34,709	25,336
Net income attributable to noncontrolling interests	(3,304)	(3,158)	(8,706)	(3,617)
Net income attributable to Photronics, Inc. shareholders	$12,106	$4,186	$26,003	$21,719

Earnings per share:
Basic	$0.18	$0.07	$0.39	$0.35
Diluted	$0.17	$0.07	$0.37	$0.34

Weighted-average number of common shares outstanding
Basic	66,454	61,436	66,250	61,336
Diluted	78,569	62,432	78,300	77,706